As filed with the Securities and Exchange Commission on April 22, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

OHIO	34-0963169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

(440) 461-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CHARLES E. JARRETT, Secretary

The Progressive Corporation

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

(440) 461-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. STEVEN KESTNER

SUZANNE K. HANSELMAN

Baker & Hostetler LLP

1900 East 9th Street, Suite 3200

Cleveland, Ohio 44114

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Debt Securities	(1)	(1)

(1)	An indeterminate maximum aggregate offering price is being registered. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

THE PROGRESSIVE CORPORATION

Senior Debt Securities

By this prospectus, we may offer from time to time our notes, debentures or other evidences of unsecured senior indebtedness (the “senior debt securities”), as further described in this prospectus. We sometimes refer to the senior debt securities in this prospectus as “debt securities” or “securities.” The debt securities will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness and will rank senior to our subordinated indebtedness, if any.

We may offer senior debt securities in one or more series. This prospectus describes some of the general terms that may apply to those securities and the general way in which they may be offered. We will specify the terms applicable to each series of senior debt securities, and the manner in which they will be offered, in a supplement to this prospectus (a “prospectus supplement”). We will not use this prospectus to sell senior debt securities unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Unless stated otherwise in this prospectus or the applicable prospectus supplement, the senior debt securities will not be listed on any securities exchange.

Our principal executive office is located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, and our telephone number is (440) 461-5000.

Investing in our debt securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2014

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”). Under the registration statement, we may offer from time to time the senior debt securities described in this prospectus. This prospectus provides you with a general description of the debt securities that we may offer. Our discussions of those securities and certain related documents are summaries only and are not necessarily complete. Each time we sell senior debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities being offered. The prospectus supplement may add, update or change information contained in this prospectus.

This prospectus includes certain documents and information that are incorporated by reference below, and it omits some of the information contained in the registration statement and the exhibits thereto. Before you invest, you should read this prospectus, the applicable prospectus supplement and the documents and other information that are incorporated by reference into this prospectus, together with the registration statement and the documents that are attached to the registration statement as exhibits. Descriptions of the documents and other information that are incorporated by reference in this prospectus, as well as information about how to obtain copies of the registration statement and related documentation from us, can be found below under “Where You Can Find More Information.”

When we use the terms “Progressive,” the “company,” “we,” “us,” or “our” in this prospectus, we mean The Progressive Corporation, and not any of its subsidiaries or mutual insurance company affiliate or limited partnership investment affiliate, unless we state or the context implies otherwise. The term “subsidiaries” in this prospectus includes our subsidiaries, our mutual insurance company affiliate and our limited partnership investment affiliate, unless we state or the context implies otherwise.

No person has been authorized to give any information or to make any representations not contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus that we may provide in connection with any offering made hereby and thereby, and if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any debt securities other than the registered securities to which it relates. This prospectus also does not constitute an offer to sell or a solicitation of an offer to buy any debt securities in any jurisdiction in which such offer or solicitation may not be legally made. The delivery of this prospectus at any time does not imply that the information in this prospectus or any document incorporated by reference in this prospectus is correct as of any time after the date hereof or thereof.

RISK FACTORS

Investing in our senior debt securities involves risks. You should carefully consider the risks described in any prospectus supplement that we provide and in our filings with the SEC referred to below in “Where You Can Find More Information,” including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2013, which includes a “Risk Factors” discussion beginning on page 14 thereof at Item 1A. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.

FORWARD-LOOKING STATEMENTS

Under the Private Securities Litigation Reform Act of 1995, statements in this prospectus and the documents incorporated by reference in this prospectus that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this prospectus. These risks and uncertainties include, without limitation:

•	uncertainties related to estimates, assumptions, and projections generally;

•	inflation and changes in economic conditions (including changes in interest rates and financial markets);

•	the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations;

•	the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold;

•	the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions;

•	the accuracy and adequacy of our pricing and loss reserving methodologies;

•	the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers;

•	initiatives by competitors and the effectiveness of our response;

•	our ability to obtain regulatory approval for requested rate changes and the timing thereof;

•	the effectiveness of our brand strategy and advertising campaigns relative to those of competitors;

•	legislative and regulatory developments at the state and federal levels, including, but not limited to, health care reform and tax law changes;

•	the outcome of disputes relating to intellectual property rights;

•	the outcome of litigation or governmental investigations that may be pending or filed against us;

•	weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions);

•	changes in driving patterns and loss trends;

•	acts of war and terrorist activities;

•	our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession;

•	our continued access to and functionality of third-party systems that are critical to our business;

•	court decisions and trends in litigation and health care and auto repair costs; and

•	other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the SEC.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

THE PROGRESSIVE CORPORATION

In this section only, when we use the terms “Progressive,” the “company,” “we,” “us,” or “our,” we mean The Progressive Corporation and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.

The Progressive insurance organization began business in 1937. The Progressive Corporation, an insurance holding company formed in 1965, has insurance and non-insurance subsidiaries, a mutual insurance company affiliate, and a limited partnership investment affiliate (collectively, the “subsidiaries”). Our insurance subsidiaries and mutual insurance company affiliate provide personal and commercial automobile insurance and other specialty property-casualty insurance and related services. We operate our businesses throughout the United States and sell personal auto physical damage insurance via the Internet in Australia.

Our property-casualty insurance products protect our customers against losses due to collision and physical damage to their motor vehicles, uninsured and underinsured bodily injury, and liability to others for personal injury or property damage arising out of the use of those vehicles. Our non-insurance subsidiaries and limited partnership investment affiliate generally support our insurance and investment operations. Our business operations include the following:

•	Our Personal Lines business writes insurance for personal autos and recreational and other vehicles, such as motorcycles, all-terrain vehicles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items. The Personal Lines business either is generated by independent agents or brokers or is written directly by us online, via mobile devices and over the phone.

•	The Commercial Lines business writes primary liability and physical damage insurance for automobiles and trucks owned and/or operated predominantly by small businesses and is primarily distributed through the independent agency channel. This business operates in the business auto, for-hire transportation, contractor, for-hire specialty and tow markets.

•	Our service businesses include providing insurance-related services, primarily policy issuance and claims adjusting services for Commercial Auto Insurance Procedures/Plans (CAIP), which are state-supervised plans serving the involuntary markets in 42 states and the District of Columbia. Our service businesses also include two commission-based service businesses: Progressive Home Advantage®, through which we offer customers in all but one state home, condominium, and renters insurance underwritten by unaffiliated homeowner’s insurance companies; and Progressive Commercial AdvantageSM, through which we offer our customers the ability to package their Progressive auto coverage with other commercial coverages that are written by unaffiliated insurance companies.

•	Our other indemnity businesses consist of managing our run-off businesses.

•

We manage claims handling through approximately 275 claims offices located throughout the United States. In addition, in 48 metropolitan areas across the country, we have in operation 63 service centers, of which 31 have combined our claims offices and service centers to improve our efficiency and manage costs. Insureds and other claimants can elect to have their vehicles repaired by their own repair shops, have their vehicles repaired by one of our network shops, or have the entire repair process coordinated by one of our service centers. Our innovative, patented approach to the vehicle repair process increases consumer satisfaction and our productivity and improves the cycle time in comparison to our other claims settlement process.

•	Our investment group employs what management believes is a conservative approach to investment and capital management intended to ensure that we have sufficient capital to support all of the insurance that we can profitably write and contribute to our comprehensive income. Our portfolio is invested primarily in short-term and intermediate-term, investment-grade fixed-income securities.

Progressive’s insurance businesses operate in a highly regulated environment. Our insurance subsidiaries are subject to regulation and supervision by state insurance departments in the jurisdiction in which they are domiciled or licensed to transact business. Each jurisdiction has a unique and complex set of laws and regulations. State insurance departments have broad administrative power relating to licensing insurers, agents and adjusters, regulating premiums and policy forms, establishing reserve requirements, prescribing statutory accounting methods and the form and content of statutory financial reports, and regulating the type and amount of investments permitted. In addition, insurance statutes or regulations in many states limit the extent to which insurance companies may pay dividends and transfer assets to their affiliates (including a parent company) and either prohibit, or require prior regulatory approval for, the payment of dividends and other distributions in excess of such limits.

Additional information about The Progressive Corporation and its subsidiaries can be found in our documents filed with the SEC that are incorporated in this prospectus by reference, as provided below in “Where You Can Find More Information.” Our website is www. progressive.com. Information on our website does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy our reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We also file documents electronically with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this website is http://www.sec.gov.

Our common shares are traded on the New York Stock Exchange under the symbol “PGR.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference information in other documents that we have filed with the SEC. This permits us to disclose information to you by referencing these filed documents. Information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information. Information furnished under the applicable items in our Current Reports on Form 8-K is not incorporated by reference, unless specifically stated in a prospectus supplement. We incorporate in this prospectus the following filed documents by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 (filed on February 26, 2014).

•	Our Current Reports on Form 8-K that were filed on February 4, 2014; March 25, 2014 and April 9, 2014 (as to Item 5.02 only and Exhibit 99.2 attached thereto).

•	Our future filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 which are made with the SEC prior to the termination of this offering, as of the date of the filing of each such document.

We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated in this prospectus by reference (including any exhibits that are specifically incorporated by reference into the requested document). Requests for such documents should be directed to: Jeffrey W. Basch, Chief Accounting Officer, The Progressive Corporation, 6300 Wilson Mills Road, Box W33, Mayfield Village, Ohio 44143, or call: (440) 395-2222.

RATIO OF EARNINGS TO FIXED CHARGES

The following table represents the ratio of earnings to fixed charges of Progressive and its subsidiaries on a consolidated basis for the periods shown:

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	14.7x	11.0x	11.6x	11.9x	11.3x

Earnings consist of income before income taxes, less capitalized interest, plus fixed charges and the amortization of capitalized interest. Fixed charges consist of interest and amortization on indebtedness, capitalized interest, and the portion of rents representative of the interest factor.

USE OF PROCEEDS

Except as may be otherwise provided in an applicable prospectus supplement, we will use the net proceeds of the sale of debt securities for general corporate purposes.

DESCRIPTION OF SENIOR DEBT SECURITIES

We may offer senior debt securities from time to time under this prospectus and one or more prospectus supplements. The following description sets forth certain general terms and provisions of the debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by any prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will represent unsecured general obligations of the company. The debt securities will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness and will rank senior to our subordinated indebtedness, if any. Unless stated otherwise in the applicable prospectus supplement, we will issue the debt securities under an Indenture dated as of September 15, 1993, as supplemented, between us and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee. Debt securities may be issued in one or more series under the indenture. The indenture does not limit the amount of debt securities or any other debt that we may incur. In addition, the provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders of the debt securities.

The Progressive Corporation is organized as a holding company that owns subsidiary companies. Our subsidiaries conduct substantially all of our business operations. As a holding company with no business operations of its own, The Progressive Corporation relies on dividends from its subsidiary companies as the principal source of funding to meet its financial obligations. The holding company’s ability to meet its obligations, including the obligations under any debt securities offered under this prospectus, may be adversely affected by limitations or prior approval requirements under state laws applicable to the declaration and payment of dividends by our insurance subsidiaries.

The following discussion summarizes certain provisions of the indenture between us and U.S. Bank National Association and other relevant information; the discussion does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, a copy of which is incorporated by reference as Exhibit 4.1 to the registration statement of which this prospectus is a part. References are to sections or articles of the indenture.

General

The indenture provides that we may issue debt securities in one or more series up to the aggregate principal amount that we may authorize from time to time. The debt securities may be denominated and payable in U.S. dollars, foreign currencies or units based on or relating to U.S. or foreign currencies. Debt securities may be offered to the public on terms determined by market conditions at the time of sale. (Section 2.3 of the indenture)

The prospectus supplement for each series of debt securities offered under this prospectus will include information relating to the following terms, to the extent applicable:

•	the title, aggregate principal amount and authorized denominations of such debt securities;

•	the purchase price of such debt securities (expressed as a percentage of the principal amount thereof);

•	the date on which such debt securities will mature and the principal is payable;

•	the rate or rates (which may be fixed or variable) per annum at which such debt securities will bear interest, if any, or the method by which such rate or rates will be determined;

•	the coin or currency or units based on or relating to currencies in which such debt securities may be purchased and in which payment of principal and interest will be made;

•	the periods for which and the dates on which such interest, if any, will be payable;

•	the place or places where the principal of and premium and interest, if any, on such debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund);

•	whether such debt securities will be issuable in registered form or bearer form (with or without coupons) or both, and, if debt securities in bearer form will be issued, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in bearer form;

•	whether, and under what circumstances, the company will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in an appropriate prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted, and if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts; and

•	any other specific terms of such series. (Section 2.3 of the indenture)

If a prospectus supplement specifies that debt securities are denominated in a currency other than U.S. dollars or U.S. currency units, such prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency or currency unit in which the principal of and premium and interest, if any, on such debt securities will be payable, which may be U.S. dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. (Section 2.3 of the indenture)

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture. Debt securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery. (Section 2.8 of the indenture)

Global Securities

We may issue debt securities in the form of one or more global securities that will be deposited with a depositary, or with a nominee for a depositary, identified in an appropriate prospectus supplement and registered in the name of the depositary or its nominee. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities to be represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred, except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Events of Default, Waiver and Notice

As to any series of debt securities, an event of default is defined in the indenture as:

•	a default for 30 days in payment of any interest on the debt securities of such series when due;

•	a default in payment of the principal of the debt securities of such series when due either at maturity, upon redemption, by declaration or otherwise;

•	a default in the payment of a sinking fund installment, if any, on the debt securities of such series;

•	a default in the performance or breach of any other covenant or warranty contained in the indenture for the benefit of such series that has not been remedied for a period of 60 days after notice given as specified in the indenture;

•	certain events of bankruptcy, insolvency and reorganization of us; or

•	any other event of default of such series. (Section 5.1 of the indenture)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued thereunder. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of principal of, or premium, if any, or interest on such debt securities) if the trustee determines, in good faith, that it is in the interest of the holders of debt securities of such series to do so; provided, however, that in the case of a default of the character specified in the fourth bullet point above, no such notice to holders of debt securities of such series may be given until at least 30 days after the occurrence thereof. (Section 5.11 of the indenture)

The indenture provides that if an event of default described in any of the first four bullet points above with respect to a particular series of debt securities occurs and continues, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the entire principal (or, in the case of original issue discount debt securities, the portion thereof specified in the terms thereof) of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. If an event of default described in the fifth bullet point above occurs and continues, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding under the indenture (voting as one class) may declare the entire principal (or, in the case of original issue discount debt securities, the portion thereof specified in the terms thereof) of all debt securities then outstanding thereunder and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or premium, if any, or interest on such debt securities) may be waived by the holders of a majority in principal amount of the debt securities of such series (or of all series thereunder, as the case may be) then outstanding. (Sections 5.1, 5.10 and 8.1 of the indenture)

The indenture provides that holders of a majority in principal amount of the outstanding debt securities of each series affected (with each series voting as a separate class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to debt securities of such series, or exercising any trust or power conferred by the indenture on the trustee with respect to the particular series of debt securities, subject to certain limitations specified in the indenture, provided that the holders of debt securities have offered to the trustee reasonable security or indemnity against expenses and liabilities. (Sections 5.9 and 6.2(d) of the indenture)

The indenture requires us to deliver annually to the trustee a written statement as to the absence of certain defaults under the indenture. (Section 3.5 of the indenture) Whenever the indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities denominated in U.S. dollars and debt securities denominated in any other currency or currency unit, in the absence of any provision to the contrary in the form of debt security of any particular series, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars will be treated for any such action or distribution as the amount of U.S. dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the company reasonably specifies to the trustee or, in the absence of such specification, as the trustee may determine. (Section 11.11 of the indenture) Under the terms of the indenture, the holders of a majority in aggregate principal amount of all series of the debt securities affected thereby at the time outstanding may waive compliance with certain covenants contained in the indenture. (Section 5.10 of the indenture)

Modification of the Indenture

The indenture provides that we and the trustee may from time to time execute supplemental indentures to provide for the issuance of debt securities of any series and for other permitted purposes. (Section 8.1 of the indenture)

If we receive the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities affected thereby, we may enter into a supplemental indenture with the trustee to modify the indenture or any supplemental indenture or the rights of the holders of such debt securities. However, without the consent of the holder of each debt security affected thereby, no such modification may:

•	extend the final maturity of any debt security;

•	reduce the principal amount thereof or the method in which amounts of payments of principal or interest thereon are determined;

•	reduce the rate or extend the time of payment of interest thereon;

•	change the currency or currency unit of payment thereof;

•	reduce the portion of the principal amount of an original issue discount debt security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy;

•	reduce any amount payable upon redemption of any debt security, or impair or affect the right of a holder of any debt security to institute suit for the payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holder of a debt security; or

•	reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2 of the indenture)

Consolidations, Mergers and Sales of Assets

The Progressive Corporation may not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, unless either we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States or any state thereof and expressly assumes the payment of the principal of and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding upon us, and, immediately after such merger or consolidation, or such sale or conveyance, we or such successor corporation are not in default in the performance of any such covenant or condition. (Article Nine of the indenture)

Defeasance

The indenture provides that, unless the terms of any series of debt securities provide otherwise, we will be discharged from obligations in respect of the outstanding debt securities of any series and the provisions of the indenture with respect thereto (excluding certain obligations, such as obligations to register the transfer or exchange of such outstanding debt securities, to replace stolen, lost or mutilated certificates or coupons and to hold moneys for payment in trust) upon the irrevocable deposit with the trustee, in trust, of cash or U.S. government obligations (as defined in the indenture) which, through the payment of interest and principal thereof in accordance with their terms, will provide cash in an amount sufficient to pay the principal of and premium, if any, and interest on and mandatory sinking fund payments, if any, in respect of all outstanding debt securities of such series on the stated dates such payments are due in accordance with the terms of the indenture and such outstanding debt securities, provided that we have received an opinion of counsel to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of such outstanding debt securities and that certain other conditions are met. (Section 10.1(B) of the indenture)

Satisfaction and Discharge

The indenture will cease to be of further effect and the trustee, on demand of and at the expense of the company, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture upon compliance with certain enumerated conditions, including:

•	We have paid all sums payable by us under the indenture, as and when the same are due and payable;

•	We have delivered to the trustee for cancellation all debt securities theretofore authenticated under the indenture; or

•	All debt securities not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year and we have deposited with the trustee sufficient cash or U.S. government obligations which, through the payment of principal and interest thereon in accordance with their terms, will provide sufficient cash to pay, at maturity or upon redemption, all debt securities of any series outstanding under the indenture. (Section 10.1(A) of the indenture)

Governing Law

The indenture is, and the debt securities will be, governed by the laws of the State of New York. (Section 11.8 of the indenture)

PLAN OF DISTRIBUTION

We may sell the senior debt securities being offered under this prospectus through agents, underwriters, or dealers, or we may sell debt securities directly to one or more purchasers, or through a combination of any such methods of sale. The prospectus supplement for a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of the specific agents, dealers or underwriters (including managing underwriters, if any), the purchase price and the proceeds to us from such sales, any underwriting discounts, agency fees or commissions and other items constituting compensation to the underwriters, agents or dealers, the initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers, the securities exchange, if any, on which such securities may be listed, and the place and time of delivery of the securities offered.

Debt securities may be offered and sold through agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of any senior debt securities so offered and sold. Agents may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we use an underwriter or underwriters in the sale of any debt securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. Such underwriter or underwriters will acquire the securities for their own account and may resell such securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act. If any underwriter or underwriters are utilized in the sale of any debt securities, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of any senior debt securities under this prospectus, we will sell such securities to the dealer, as principal. The dealer then may resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold. Dealers may be entitled, under agreements which may be entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. The name of any such dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase senior debt securities may be solicited directly by us, and sales of such securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

The place and time of delivery of the applicable debt securities will be set forth in an accompanying prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement relating to the debt securities, certain legal matters in connection with the securities will be passed upon for Progressive by Baker & Hostetler LLP, Cleveland, Ohio.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

All fees and expenses are estimated:

Registration Fee—Securities and Exchange Commission	$	*
Trustee’s Fees and Expenses		10,000
Accounting Fees and Expenses		100,000
Legal Fees and Expenses		75,000
Blue Sky Fees and Expenses (including related fees and expenses of counsel)		5,000
Printing Expenses		10,000
Rating Agency Fees		488,250
Miscellaneous Expenses		5,000

Total		$693,250

*	Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers.

Article VI of the Code of Regulations of Progressive provides for indemnification of any current or former director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any action, suit or proceeding, criminal or civil, to which he or she was, is or may be a party by reason of his or her status as such director, officer or employee.

A current or former director, officer or employee is entitled to indemnification if he or she is successful on the merits or otherwise in the defense of any such action, suit or proceeding or if a determination is made pursuant to Article VI of the Code of Regulations (1) by the directors of Progressive acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present or (2) by our shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of Progressive on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of such voting power on such proposal, that such director, officer or employee (a) was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his or her duty to us, (b) acted in good faith and in a manner he or she reasonably believed to be in the best interest of Progressive and (c) in any matter which is the subject of a criminal action, suit or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The expenses of each director, officer or employee incurred in defending any such action, suit or proceeding, whether threatened or actual, may be paid by us as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by the director, officer or employee to repay such expenses unless it is ultimately determined that he or she is entitled to be indemnified by us.

Additionally, Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation’s articles of incorporation or code of regulations (which prohibition is not contained in our Articles of Incorporation or Code of Regulations), a corporation shall pay a director’s expenses, including attorneys’ fees, as such expenses are incurred, in defending an action, suit or proceeding brought against a director in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation, provided the director delivers to the corporation an undertaking to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation and (b) reasonably cooperate with the corporation in such action, suit or proceeding.

Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer or employee against any liability asserted against him or her in any such capacity, whether or not the corporation would have power to indemnify him or her under Ohio law. Such insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

We maintain directors and officers liability insurance in the aggregate amount of $50,000,000 under policies issued by unaffiliated insurance companies. The risks covered by such policies include certain liabilities under the securities laws.

See the proposed form of Underwriting Agreement to be filed as an amendment or as an exhibit to a document incorporated by reference into this registration statement for certain provisions relating to indemnification of us and our directors and officers.

Item 16.	Exhibits.

Exhibit Number	Description

1	Proposed Form of Underwriting Agreement*

4.1	Indenture between the registrant and The First National Bank of Boston, Trustee, dated as of September 15, 1993 (the “Indenture”); incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement No. 333-48935 (filed with the SEC on March 31, 1998)

4.2	First Supplemental Indenture dated March 15, 1996, between the registrant and State Street Bank and Trust Company, evidencing the designation of State Street Bank and Trust Company as successor Trustee under the Indenture; incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement No. 333-01745 (filed with the SEC on March 15, 1996)

4.3	Fifth Supplemental Indenture dated June 13, 2007, between the registrant and U.S. Bank National Association, evidencing the designation of U.S. Bank National Association as successor Trustee under the Indenture; incorporated by reference to Exhibit 4.6 of the registrant’s Registration Statement No. 333-143824 (filed with the SEC on June 18, 2007)

4.4	Proposed Form of Senior Debt Security*

5	Opinion of Baker & Hostetler LLP regarding the legality of the debt securities being registered**

12	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5)

24.1	Powers of Attorney**

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association**

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mayfield Village, State of Ohio, on April 22, 2014.

THE PROGRESSIVE CORPORATION

By:	/s/ Charles E. Jarrett
Charles E. Jarrett, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity(ies) indicated on April 22, 2014.

Signature	Title
/s/ Glenn M. Renwick Glenn M. Renwick	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Brian C. Domeck Brian C. Domeck	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Jeffrey W. Basch Jeffrey W. Basch	Vice President and Chief Accounting Officer (Principal Accounting Officer)
* Stephen R. Hardis	Lead Independent Director
* Stuart B. Burgdoerfer	Director
* Charles A. Davis	Director
* Roger N. Farah	Director
* Lawton W. Fitt	Director
* Jeffrey D. Kelly	Director
* Heidi G. Miller, Ph.D.	Director
* Patrick H. Nettles, Ph.D.	Director
* Bradley T. Sheares, Ph.D	Director

*	Charles E. Jarrett, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons filed as an Exhibit to the Registration Statement.

By:	/s/ Charles E. Jarrett
Charles E Jarrett, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1	Proposed Form of Underwriting Agreement*

4.1	Indenture between the registrant and The First National Bank of Boston, Trustee, dated as of September 15, 1993 (the “Indenture”); incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement No. 333-48935 (filed with the SEC on March 31, 1998)

4.2	First Supplemental Indenture dated March 15, 1996, between the registrant and State Street Bank and Trust Company, evidencing the designation of State Street Bank and Trust Company as successor Trustee under the Indenture; incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement No. 333-01745 (filed with the SEC on March 15, 1996)

4.3	Fifth Supplemental Indenture dated June 13, 2007, between the registrant and U.S. Bank National Association, evidencing the designation of U.S. Bank National Association as successor Trustee under the Indenture; incorporated by reference to Exhibit 4.6 of the registrant’s Registration Statement No. 333-143824 (filed with the SEC on June 18, 2007)

4.4	Proposed Form of Senior Debt Security*

5	Opinion of Baker & Hostetler LLP regarding the legality of the debt securities being registered**

12	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers LLP**

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5)

24.1	Powers of Attorney**

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association**

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	Filed herewith.